Exhibit 10.2

SEVENTH AMENDMENT TO
SECOND CONSOLIDATED AMENDED AND RESTATED MASTER LEASE
Multiple Facilities

THIS SEVENTH AMENDMENT TO SECOND CONSOLIDATED AMENDED AND RESTATED MASTER LEASE (“Amendment”) is executed and delivered as of this ___ day of September 7, 2011 and is entered into by OHI ASSET III (PA) TRUST, a Maryland business trust (“Lessor”), the successor by merger to OHI Asset II (OH), LLC, a Delaware limited liability company, and Ohio Lessor – Waterford & Crestwood, Inc., a Maryland corporation, the address of which is 200 International Circle, Suite 3500, Hunt Valley, MD 21030, OMG MSTR LSCO, LLC, an Ohio limited liability company (“Lessee One”), the successor by merger to CSC MSTR LSCO, LLC, and OMG LS LEASING CO., LLC, an Ohio limited liability company (“Lessee Two”, and collectively with Lessee One, “Lessee”), the address of which is 4700 Ashwood Drive, Suite 200, Cincinnati, OH 45241.

RECITALS

The circumstances underlying the execution and delivery of this Amendment are as follows:

A.          Lessee and Lessor have executed and delivered to each other a Second Consolidated Amended and Restated Master Lease dated as of April 18, 2008, as amended by a First Amendment to Second Consolidated Amended and Restated Master Lease dated as of July 31, 2009, a Second Amendment to Second Consolidated Amended and Restated Master Lease dated as of November 3, 2009, a Third Amendment to Second Consolidated Amended and Restated Master Lease dated as of April 1, 2010, a Fourth Amendment to Second Consolidated Amended and Restated Master Lease dated as of October 1, 2010, a Fifth Amendment to Second Consolidated Amended and Restated Master Lease dated as of December 31, 2010, and a Sixth Amendment to Second Consolidated Amended and Restated Master Lease dated as of March 31, 2011 (the “Existing Master Lease”) pursuant to which Lessee leases from Lessor certain healthcare facilities located in Ohio and Pennsylvania.

B.           Lessee has requested that Lessor consent pursuant to Section 8.7 of the Existing Master Lease to the following mergers (the “Proposed Mergers”) of (i) HCH RRW, LLC, an Ohio limited liability company, into Health Care Holdings, LLC, an Ohio corporation (which is defined in the Existing Master Lease as HCH), with HCH as the surviving entity, and (ii) HC RE RRW, LLC, an Ohio limited liability company, into HC Real Estate Holdings, LLC, an Ohio limited liability company (which is defined in the Existing Master Lease as HCREH), with HCREH as the surviving entity.

C.           Pursuant to that certain Consent to Reorganization, Lessor desires to amend the Existing Master Lease as set forth in this Amendment.

The parties agree as follows:

1.           Definitions.

(a)           Any capitalized term used but not defined in this Amendment will have the meaning assigned to such term in the Existing Master Lease.

(b)           In addition to the other definitions contained herein, when used in this Amendment the following terms shall have the following meaning:

CRS: C.R. STOLTZ, LLC, an Ohio limited liability company.

(c)           The following definitions set forth in Section 2.1 of the Existing Master Lease are hereby amended and restated in its entirety as follows:

Financial Statement:

(A)           For each quarter during Lessee’s fiscal year, on a consolidated basis for Lessee, (i) a statement of earnings for the current period and fiscal year to the end of such period, with a comparison to the corresponding figures for the corresponding period in the preceding fiscal year from the beginning of the fiscal year to the end of such period, and (ii) a balance sheet as of the end of the period, and after the first Lease Year, with a comparison to the corresponding figures for the corresponding period in the preceding fiscal year from the beginning of the fiscal year to the end of such period; and

(B)           For each Lessee’s and each Guarantor’s fiscal year, a financial report on a consolidated basis, prepared and reviewed by an accounting firm or any other firm of independent certified public accountants reasonably acceptable to Lessor, containing such Person’s balance sheet as of the end of that year, its related profit and loss, a statement of shareholder’s equity for that year, a statement of cash flows for that year, any management letter prepared by the certified public accountants, such comments and financial details as customarily are included in reports of like character.

(C)           For each of HCREH’s and HCH’s fiscal year, a financial report on a consolidated basis (for avoidance of doubt, HCREH and HCH will not be consolidated with each other), prepared and reviewed by an accounting firm or any other firm of independent certified public accountants reasonably acceptable to Lender, containing, as applicable, HCREH’s or HCH’s balance sheet as of the end of that year, its related profit and loss, a statement of owner’s equity for that year, a statement of cash flows for that year, any management letter prepared by the certified public accountants, such comments and financial details as customarily are included in reports of like character.

(D)           Lessor may, at its own expense, cause any Financial Statement to be audited by a certified public accountant selected by Lessor and reasonably acceptable to Lessee.  Lessor consents to the use of the firm of Mellott & Mellott,  P.L.L. (Cincinnati, Ohio) to prepare such reports.

Pledge Agreement: The Pledge Agreements between Lessor, as creditor, and Lessee, certain of the Parent Guarantors, HCREH, HCH, and CRS, as pledgors.

(d)           From and after the date of this Amendment, each reference in the Transaction Documents to the Existing Master Lease, means the Existing Master Lease as modified by this Amendment.

2.           Amendments to Article VIII.

(a)           Section 8.2.5 of the Existing Master Lease is hereby amended and restated in its entirety as follows:

8.2.5           Indebtedness.  None of Lessee, any Sublessee, HCREH, HCH, RE Holdings, and CRS will create, incur or suffer to exist any Indebtedness, except:

(i)           The equipment financing permitted under Section 8.2.7;

(ii)           The Working Capital Loan permitted under Section 6.4; and

(iii)           The Other Permitted Indebtedness.

(b)           Section 8.2.6 of the Existing Master Lease is hereby amended and restated in its entirety as follows:

8.2.6           Guarantees Prohibited. Except for guaranties of the Indebtedness permitted under Section 8.2.5 and guaranties and assumption of obligations in favor of Lessor and its Affiliates, neither Lessee nor any Sublessee shall guarantee any Indebtedness of any Affiliate or other third party.   Except for guaranties of Other Permitted Indebtedness and guaranties and assumption of obligations in favor of Lessor and its Affiliates, none of HCREH, HCH, and CRS or any Guarantor shall guarantee any Indebtedness of any Affiliate or other third party.

(c)           Section 8.7 of the Existing Master Lease is hereby amended and restated in its entirety as follows:

8.7           Existence; No Fundamental Change.  Lessee, the Sublessees, HCREH, HCH, AO, RE Leasing, RE Holdings, and CRS shall preserve and maintain their legal existence and such of their rights, licenses and privileges as are material to their business and operations; and qualify and remain qualified to do business in each jurisdiction in which such qualification is material to their business and operations or the ownership of their properties.  Except with the prior written approval of Lessor, which may be withheld in Lessor’s sole and absolute discretion, none of Lessee, the Sublessees, HCREH, HCH, AO, RE Leasing, RE Holdings, and CRS will fundamentally change the nature of its business, enter into any amalgamation, merger, consolidation, reorganization or recapitalization, or reclassify its capital stock or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its business, property or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or assets, of any Person or any shares of stock or other equity securities of any Person.

(d)           Section 8.8 of the Existing Master Lease is hereby amended and restated in its entirety as follows:

8.8           No Investments.  Without the prior written consent of Lessor, except for the Permitted Investments, none of Lessee, Sublessees, HCREH, HCH, AO, RE Leasing, RE Holdings, and CRS will, or will they permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person.

(e)           Section 8.9 of the Existing Master Lease is hereby amended and restated in its entirety as follows:

8.9           Off-Balance Sheet Liabilities.  Without the prior written consent of Lessor,  Lessee, Sublessees, HCREH, HCH, AO, RE Leasing, RE Holdings, and CRS will not, nor will any of them permit any Subsidiary to, enter into or suffer to exist any (i) Sale and Leaseback Transaction or (ii) any other transaction pursuant to which it incurs or has incurred Off-Balance Sheet Liabilities.

(f)           Section 8.11 of the Existing Master Lease is hereby amended and restated in its entirety as follows:

8.11           Liens.  Subject to the provisions of Section 12.1 relating to permitted contests, Lessee, the Sublessees, HCREH, HCH, AO, RE Leasing, RE Holdings, and CRS shall not directly or indirectly create or allow to remain, and shall promptly discharge at their expense, any lien, encumbrance, attachment, title retention agreement or claim upon any assets of Lessee, the Sublessees, HCREH, HCH, AO, RE Leasing, RE Holdings, and CRS excluding, however, (a) the liens and security interests in favor of Lessor and its Affiliates, (b) intentionally omitted, (c) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (i) the same are not yet payable, or (ii) such liens are in the process of being contested as permitted by Section 12.1, (e) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due, provided that any such liens are in the process of being contested as permitted by Section 12.1, (f) liens permitted under Section 6.4 of this Agreement, and (g) liens or security interests in assets (not including assets subject to the lien of the Pledge Agreements) of HCREH, HCH and RE Holdings which secure Other Permitted Indebtedness.

3.           Costs and Expenses.  Lessee shall pay Lessor’s reasonable costs and expenses, including reasonable attorneys fees, incurred in connection with this Amendment.

4.           Execution and Counterparts.  This Amendment may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but when taken together shall constitute one and the same Amendment.

5.           Headings.  Section headings used in this Amendment are for reference only and shall not affect the construction of the Amendment.

6.           Enforceability of Transaction Documents.  Except as expressly and specifically set forth herein, the Transaction Documents remain unmodified and in full force and effect.  In the event of any discrepancy between any other Transaction Document and this Amendment, the terms and conditions of this Amendment will control and such other Transaction Document is deemed amended to conform hereto.

SIGNATURE PAGES FOLLOW

Signature Page to
SEVENTH AMENDMENT TO SECOND
CONSOLIDATED AMENDED AND RESTATED MASTER LEASE
Multiple Facilities

LESSOR:

OHI ASSET III (PA) TRUST

By: OHI Asset (PA), LLC, a Delaware limited liability
company, its sole trustee

By: Omega Healthcare Investors, a Maryland
corporation, its sole member

By: /s/ Daniel J. Booth
Name: Daniel J. Booth
Title: Chief Operating Officer

THE STATE OF MARYLAND )
)
COUNTY OF BALTIMORE )

This instrument was acknowledged before me on the 7th day of September, 2011, by Daniel J. Booth, the Chief Operating Officer of Omega Healthcare Investors, Inc., a Maryland corporation, the sole member of OHI Asset (PA), LLC, a Delaware limited liability company, the sole trustee of OHI Asset III (PA) Trust, a Maryland business trust, on behalf of said business trust.

Notary Public

Judith A. Jacobs
Notary Public, State of Maryland
County of Baltimore
My Commission Expires May 12, 2012

Signature Page 1of 2

Signature Page to
SEVENTH AMENDMENT TO SECOND
CONSOLIDATED AMENDED AND RESTATED MASTER LEASE
Multiple Facilities

LESSEE:

OMG MSTR LSCO, LLC

By: HEALTH CARE HOLDINGS, LLC,
its Sole Member

By: /s/ Charles R. Stoltz
Name: Charles R. Stoltz
Title: Treasurer

OMG LS LEASING CO., LLC

By: OMG RE HOLDINGS, LLC,
its Sole Member

By: /s/ Charles R. Stoltz
Name: Charles R. Stoltz
Title: Treasurer

THE STATE OF OHIO )
)
COUNTY OF HAMILTION )

This instrument was acknowledged before me on the 31st day of August, 2011, by Charles R. Stoltz, the Treasurer of HEALTH CARE HOLDINGS, LLC, an Ohio limited liability company, the sole member of OMG MSTR LSCO, LLC, an Ohio limited liability company, and of OMG RE HOLDINGS, LLC, an Ohio limited liability company, the sole member of OMG LS LEASING CO., LLC, an Ohio limited liability company, on behalf of said companies.

Notary Public

Kathleen M. Portman
Notary Public, State of Ohio
My Commission Expires 03-28-2012

Signature Page 2 of 2